UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): May 23, 2012

ION Geophysical Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12691	22-2286646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2105 CityWest Blvd, Suite 400

Houston, Texas 77042-2839

(Address of principal executive offices, including Zip Code)

(281) 933-3339

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

On May 23, 2012, ION Geophysical Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) in Houston, Texas. Of the 156,628,166 shares of common stock outstanding and entitled to vote as of the record date, 145,637,516 shares (93%) were present or represented by proxy at the Meeting. At the Meeting, the Company’s stockholders approved all of the nominees and proposals, specifically (1) the election of R. Brian Hanson, Hao Huimin and James M. Lapeyre, Jr. as directors to hold office until the 2015 Annual Meeting of Stockholders or until their successors are elected, (2) the compensation of the Company’s executive officers and (3) the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. In the non-binding advisory vote to approve the compensation of the Company’s executive officers, over 96% of the votes cast on the proposal voted to approve the compensation of the Company’s executive officers.

The results of the voting on the matters submitted to the stockholders were as follows:

	Votes Cast	Votes
	For	Withheld
1. Election of Directors for a Three-Year Term Expiring in 2015
R. Brian Hanson	125,681,112	1,602,680
Hao Huimin	125,831,960	1,451,832
James M. Lapeyre, Jr.	114,218,204	13,065,588

	For	Against	Abstain	Broker Non- Votes
2. Advisory Vote to Approve Executive Compensation	122,792,009	3,530,043	961,740	18,353,724
3. Ratification of Ernst & Young LLP as Independent Registered Public Accountants	144,023,305	1,557,198	57,013	—

In addition, the terms of the following directors continued after the meeting:

David H. Barr

Michael C. Jennings

Franklin Myers

S. James Nelson, Jr.

Robert P. Peebler

John N. Seitz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2012	ION GEOPHYSICAL CORPORATION

	By:	/s/ DAVID L. ROLAND
David L. Roland Senior Vice President, General Counsel and Corporate Secretary

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